CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Genesis Realty Group, Inc. for the year ending December 31, 2008, I, Jeffrey Glick, Chief Executive Officer and Chief Financial Officer of Genesis Realty Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-K for the year ending December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2008 fairly represents in all material respects, the financial condition and results of operations of Genesis Realty Group, Inc.

Date: April 15, 2009

GENESIS REALTY GROUP, INC.

By:	/s/ Jeffrey Glick
Jeffrey Glick Chief Executive Officer, Chief Financial Officer